As filed with the Securities and Exchange Commission on December 1, 1997
                                                    Registration No. 333-38647-1

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                                    FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*

                        ---------------------------------

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                             52-1568099
(State or other jurisdiction                         (I.R.S.Employer
of incorporation or organization)                    Identification No.)

388 GREENWICH STREET
NEW YORK, NEW YORK                                   10013
(Address of Principal Executive Offices)             (Zip Code)

               Salomon Inc Non-Qualified Stock Option Plan of 1984
                        Salomon Inc Stock Incentive Plan

                            (Full title of the plan)

                            CHARLES O. PRINCE, III, ESQ.
                            TRAVELERS GROUP INC.
                            388 GREENWICH STREET
                            NEW YORK, NEW YORK  10013
                            (Name and address of agent for service)

                            (212) 816-8000
                            (Telephone number, including
                            area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE

Title of                              Proposed maximum     Proposed Maximum      Amount of
Securities           Amount to be     Offering Price       Aggregate Offering    Registration
To Be Registered     Registered       Per Share            Price                 Fee
Common Stock,
$.01 par value
per share            2,780,478(1)     $49.406              $137,372,296.10       $0 (2)

(1) This Registration Statement also covers such additional number of shares as may be issuable or saleable by reason of the operation of the anti-dilution provisions of the Salomon Inc Non-Qualified Stock Option Plan of 1984 and the Salomon Inc Stock Incentive Plan that are covered by this Registration Statement.

(2) Fee previously paid

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein - see "Explanatory Note".

                                EXPLANATORY NOTE

      Travelers Group Inc. ("Travelers") hereby amends its Registration Statement on Form S-4 (No. 333-38647), declared effective on October 24, 1997 (the "S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 2,780,478 shares of common stock $.01 par value per share, of Travelers ("Travelers Common Stock"), issuable upon the exercise of options to purchase shares of Travelers Common Stock pursuant to the provisions of the Salomon Inc Non-Qualified Stock Option Plan of 1984 (the "1984 Plan") and the Salomon Inc Stock Incentive Plan (the "Incentive Plan", collectively, the "Stock Option Plans") which have been assumed by Travelers pursuant to the Merger Agreement defined and described below.

      Pursuant to the Agreement and Plan of Merger, dated as of September 24, 1997 (the "Merger Agreement"), among Travelers, Diamonds Acquisition Corp. ("Sub") and Salomon Inc ("Salomon"), and the transactions contemplated thereby, among other things, (i) Sub merged with and into Salomon (the "Merger"), with Salomon continuing as the surviving corporation and changing its name to Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney"); (ii) each share of common stock, par value $1.00 per share, of Salomon (the "Salomon Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), other than shares owned by Salomon, was converted into the right to receive 1.695 shares of Travelers Common Stock; and (iii) at the Effective Time, Travelers assumed the Stock Option Plans (and all outstanding stock options granted thereunder).

      Prior to the Effective Time, stock options granted under the 1984 Plan related to shares of Salomon Common Stock, which shares had been registered by Salomon under a Registration Statement on Form S-8 (No. 33-26524).

      Subsequent to the filing of the S-4 but prior to the Effective Time, on November 19, 1997 Travelers paid a three-for-two stock split with respect to each outstanding share of Travelers Common Stock (the "Stock Split").

      This Post-Effective Amendment relates to an aggregate amount of up to 2,780,478 shares of Travelers Common Stock issuable pursuant to the 1984 Plan and the Incentive Plan. When the S-4 was filed, Travelers registered 204,340,225 shares (equivalent to 136,226,817 shares prior to the Stock Split)(1) of Travelers Common Stock (the "S-4 Registered Shares"). The S-4 Registered Shares included 2,780,478 shares (equivalent to 1,853,652 shares prior to the Stock Split) of Travelers Common Stock ("S-4 Option Shares")

----------

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, the S-4 was deemed to cover the additional shares of Travelers Common Stock issuable as a result of the Stock Split.

issuable upon exercise of the outstanding options under the Stock Option Plans assumed by Travelers.

      The designation of this Post-Effective Amendment No. 1 as Registration No. 333-38647-1 denotes that this Post-Effective Amendment relates only to the up to 2,780,478 shares of Travelers Common Stock issuable upon exercise of options under the Stock Option Plans and that this is the first Post-Effective Amendment to the S-4 filed with respect to such shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are hereby incorporated by reference in this Registration Statement:

      (a) The latest annual report filed by Travelers Group Inc. (the "Registrant") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under the Exchange Act, as updated by the description of the Registrant's Common Stock contained in the Company's Registration Statement on Form S-3 dated February 15, 1994 (File No. 33-52281), and any amendment or report filed for the purpose of further updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Other subsections of Section 145 further provide that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. Section 3 of Article V of the Registrant's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

      The Registrant also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. In certain employment agreements, the Registrant or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Registrant's By-laws.

      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Registrant's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

            See Exhibit Index attached hereto.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 to the Registration Statement (No. 333-38647) on Form S-4 (the "Form S-4") and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 1st day of December, 1997.

                                  TRAVELERS GROUP INC.
                                  (Registrant)

                                  By: /s/ James Dimon
                                     ---------------------
                                     James Dimon, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Form S-4 has been signed below by the following persons in the capacities indicated on this 1st day of December, 1997.

         SIGNATURE                               CAPACITY

                                                 Chairman of the Board, Chief
                                                 Executive Officer (Principal
          /s/ Sanford I. Weill                   Executive Officer) and Director
         ----------------------
         Sanford I. Weill

                                                 Senior Vice President and
                                                 Chief Financial Officer
          /s/ Heidi G. Miller                    (Principal Financial Officer)
         ----------------------
         Heidi G. Miller

                                                 Executive Vice President
                                                 and Chief Accounting Officer
          /s/ Irwin R. Ettinger                  (Principal Accounting Officer)
         ----------------------
         Irwin R. Ettinger


                   *                             Director
         ---------------------
         C. Michael Armstrong


                   *                             Director
         ---------------------
         Judith Arron

         SIGNATURE                               CAPACITY


                   *                             Director
         ---------------------
         Kenneth J. Bialkin


                   *                             Director
         ---------------------
         Edward H. Budd


                   *                             Director
         ---------------------
         Joseph A. Califano, Jr.


                   *                             Director
         ---------------------
         Douglas D. Danforth


          /s/ James Dimon                        Director
         ---------------------
         James Dimon


                   *                             Director
         ---------------------
         Leslie B. Disharoon


                   *                             Director
         ---------------------
         Gerald R. Ford


                   *                             Director
         ---------------------
         Thomas W. Jones


                   *                             Director
         ---------------------
         Ann D. Jordan


                   *                             Director
         ---------------------
         Robert I. Lipp

         SIGNATURE                               CAPACITY


                   *                             Director
         ---------------------
         Michael T. Masin


                                                 Director
         ---------------------
         Deryck C. Maughan


                   *                             Director
         ---------------------
         Dudley C. Mecum


                   *                             Director
         ---------------------
         Andrall E. Pearson


                   *                             Director
         ---------------------
         Frank J. Tasco


                   *                             Director
         ---------------------
         Linda J. Wachner


                   *                             Director
         ---------------------
         Joseph R. Wright, Jr.


                                                 Director
         ---------------------
         Arthur Zankel


    *By:  /s/ James Dimon
         ---------------------
         James Dimon
         Attorney-in-fact under the Powers of Attorney filed as Exhibit 24 hereto.


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

EXHIBIT INDEX



Exhibit
Number      Description of Document

5           Opinion of Stephanie B. Mudick, Esq.,
            with respect to the legality of the securities being registered

23.1        Consent of Stephanie B. Mudick, Esq.
            (included in her opinion filed as Exhibit 5)

23.2        Consent of KPMG Peat Marwick LLP

23.3        Consent of Arthur Andersen LLP

24          Powers of Attorney of certain directors of the Registrant.


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